February 2023
Pricing Supplement
Dated February 28, 2023
Registration Statement No. 333-261476
Filed pursuant to Rule 424(b)(2)
(To Prospectus dated December 29, 2021, Prospectus Supplement dated December 29, 2021,
Underlier Supplement dated December 29, 2021 and Product Supplement dated December 29, 2021)

STRUCTURED INVESTMENTS
Opportunities in International Equities
$8,725,000 Buffered PLUS Based on the Value of an Unequally Weighted Basket Consisting of Three Exchange-Traded Funds due September 3, 2025
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities
The Buffered PLUS will pay no interest and provide a minimum payment at maturity of only 15% of the stated principal amount. At maturity, if the final basket value is greater than the initial basket value, investors will receive the stated principal amount of their investment plus the leveraged upside performance of the basket, subject to the maximum payment at maturity. If the final basket value is less than or equal to the initial basket value, but not by more than the buffer amount of 15%, investors will receive the stated principal amount at maturity. However, if the final basket value is less than the initial basket value by more than the buffer amount, investors will lose 1% for every 1% that the final basket value falls below the initial basket value in excess of the buffer amount and could lose up to 85% of the stated principal amount. Accordingly, the Buffered PLUS do not guarantee any return of principal at maturity and you could lose up to 85% of your investment in the Buffered PLUS. The Buffered PLUS are for investors who seek a return based on the performance of the basket components and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the buffer feature that applies to a limited range of performance of the basket. The Buffered PLUS are senior unsecured debt securities issued by The Bank of Nova Scotia (“BNS”). The Buffered PLUS are notes issued as part of BNS’ Senior Note Program, Series A. All payments on the Buffered PLUS are subject to the credit risk of BNS. If BNS were to default on its payment obligations, you may not receive any amounts owed to you under the Buffered PLUS and you could lose your entire investment in the Buffered PLUS. These Buffered PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.
SUMMARY TERMS
Issuer:	The Bank of Nova Scotia (“BNS”)
Issue:	Senior Note Program, Series A
Basket:	Basket component	Bloomberg ticker	Basket component weighting	Initial basket component value	Multiplier*
	Shares of the iShares® Emerging Markets ETF (the “EEM Fund”)	EEM	50.00%	$38.23	1.307873398
	Shares of the Xtrackers Harvest CSI 300 China A-Shares ETF (the “ASHR Fund”)	ASHR	25.00%	$29.34	0.852079073
	Shares of the iShares® China Large-Cap ETF (the “FXI Fund”)	FXI	25.00%	$27.96	0.894134478
* Rounded to nine decimal places.
Because the EEM Fund makes up 50% of the basket, the performance of the EEM Fund will generally be expected to have a greater impact on the market value of your Buffered PLUS and your payment at maturity than the other basket components.

Aggregate principal amount:	$8,725,000
Stated principal amount:	$10.00 per Buffered PLUS
Issue price:	$10.00 per Buffered PLUS (see “Commissions and issue price” below)
Minimum investment:	$1,000 (100 Buffered PLUS)
Coupon:	None
Pricing date:	February 28, 2023
Original issue date:
March 3, 2023 (3 business days after the pricing date). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days (T+2), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Buffered PLUS in the secondary market on any date prior to two business days before delivery of the Buffered PLUS will be required, by virtue of the fact that each Buffered PLUS initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Valuation date:	August 28, 2025, subject to postponement in the event of a market disruption event as described in the accompanying product supplement
Maturity date:	September 3, 2025, subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Payment at maturity per Buffered PLUS:
◾        If the final basket value is greater than the initial basket value:
$10.00 + leveraged upside payment
In no event will the payment at maturity exceed the maximum payment at maturity.
◾        If the final basket value is less than or equal to the initial basket value, but not by more than the buffer amount:
$10.00
◾       If the final basket value is less than the initial basket value by more than the buffer amount:
$10.00 + [$10.00 × (basket return + buffer amount)]
If the final basket value is less than the initial basket value by more than the buffer amount, you will lose 1% for every 1% that the final basket value falls below the initial basket value in excess of the buffer amount and could lose up to 85% of your investment in the Buffered PLUS.

Basket return:	(final basket value − initial basket value) / initial basket value
Buffer Amount:	15%
Leverage factor:	150%
Leveraged upside payment:	$10.00 × leverage factor × basket return
Maximum gain:	35.00%
Maximum payment at maturity:	$13.50 per Buffered PLUS (135.00% of the stated principal amount)
Initial basket value:
100, which is equal to the sum of the products (i) of the initial basket component values of each of the basket components, as set forth under “Basket — Initial basket component value” above, and (ii) the applicable multiplier for each of the basket components.

Final basket value:	The basket closing value on the valuation date.
Basket closing value:
The basket closing value on any day is the sum of the products of (i) the basket component closing value of each of the basket components and (ii) the applicable multiplier for such basket component on such date.

Basket component closing value:
With respect to each basket component, as determined by the calculation agent and described in the accompanying product supplement under “General Terms of the Notes — Determining the Value of the Reference Asset — Closing Value for a Reference Equity”, as may be adjusted as described in the accompanying product supplement under “General Terms of the Notes — Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Unavailability of the Closing Value of a Reference Equity”, “— Adjustments to a Reference ETF” and “— Anti-Dilution Adjustments Relating to a Reference Equity”.

Multiplier:
The multipliers were set on the pricing date based on each basket component’s respective initial basket component value so that each basket component represents its applicable basket component weighting in the predetermined initial basket value. Each multiplier will remain constant for the term of the Buffered PLUS. See “Basket — Multiplier” above.

CUSIP/ISIN:	06418A548 / US06418A5487
Listing:	The Buffered PLUS will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation agent:	Scotia Capital Inc.
Agent:	Scotia Capital (USA) Inc. (“SCUSA”), an affiliate of BNS. See “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any).”
Estimated value on the pricing date:
$9.49 per stated principal amount, which is less than the issue price listed above. See “Additional Information About the Buffered PLUS — Additional information regarding estimated value of the Buffered PLUS” herein and “Risk Factors — Risks Relating to Estimated Value and Liquidity” beginning on page 12 of this document for additional information. The actual value of your Buffered PLUS at any time will reflect many factors and cannot be predicted with accuracy.

Commissions and issue price:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per Buffered PLUS:	$10.00	$0.25(a) $0.05(b) $0.30	$9.70
Total:	$8,725,000.00	$261,750.00	$8,463,250.00
(1)
SCUSA has agreed to purchase the Buffered PLUS at the stated principal amount and, as part of the distribution of the Buffered PLUS, has agreed to sell all of the Buffered PLUS to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:

(a)	a fixed sales commission of $0.25 per $10.00 stated principal amount of Buffered PLUS that Morgan Stanley Wealth Management sells and
(b)	a fixed structuring fee of $0.05 per $10.00 stated principal amount of Buffered PLUS that Morgan Stanley Wealth Management sells, each payable to Morgan Stanley Wealth Management. See “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”.
The Buffered PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 8.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this document, the accompanying product supplement, the underlier supplement, the prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.
The Buffered PLUS are not insured by the Canada Deposit Insurance Corporation (the “CDIC”) pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other government agency of Canada, the U.S. or any other jurisdiction. The Buffered PLUS are not bail-inable debt securities under the CDIC Act.

Product supplement dated December 29, 2021	Underlier supplement dated December 29, 2021	Prospectus supplement dated December 29, 2021	Prospectus dated December 29, 2021

$8,725,000 Buffered PLUS Based on the Value of an Unequally Weighted Basket Consisting of Three Exchange-Traded Funds due September 3, 2025
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Additional Information About BNS and the Buffered PLUS
You should read this pricing supplement together with the prospectus dated December 29, 2021, as supplemented by the prospectus supplement dated December 29, 2021, the underlier supplement dated December 29, 2021 and the product supplement (Market-Linked Notes, Series A) dated December 29, 2021, relating to our Senior Note Program, Series A, of which these Buffered PLUS are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product supplement.
The Buffered PLUS may vary from the terms described in the accompanying prospectus, prospectus supplement, underlier supplement and product supplement in several important ways. You should read this pricing supplement carefully, including the documents incorporated by reference herein. In the event of any conflict between this pricing supplement and any of the foregoing, the following hierarchy will govern: first, this pricing supplement; second, the accompanying product supplement; third, the accompanying underlier supplement; fourth, the accompanying prospectus supplement; and last, the accompanying prospectus. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website).
This pricing supplement, together with the documents listed below, contains the terms of the Buffered PLUS and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” herein, in “Additional Risk Factors Specific to the Notes” of the accompanying product supplement and in “Risk Factors” of the accompanying prospectus supplement and of the accompanying prospectus, as the Buffered PLUS involve risks not associated with conventional debt securities.
We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Buffered PLUS in light of your particular circumstances.
You may access these documents on the SEC website at www.sec.gov as follows:
♦	Product Supplement (Market-Linked Notes, Series A) dated December 29, 2021:
http://www.sec.gov/Archives/edgar/data/0000009631/000091412121007899/bn56675857-424b2.htm
♦	Underlier Supplement dated December 29, 2021:
http://www.sec.gov/Archives/edgar/data/0000009631/000091412121007901/bn56408660-424b2.htm
♦	Prospectus Supplement dated December 29, 2021:
http://www.sec.gov/Archives/edgar/data/0000009631/000091412121007897/bn56815298-424b3.htm
♦	Prospectus dated December 29, 2021:
http://www.sec.gov/Archives/edgar/data/9631/000119312521368646/d240752d424b3.htm
References to “BNS”, “we”, “our” and “us” refer only to The Bank of Nova Scotia and not to its consolidated subsidiaries and references to the “Buffered PLUS” refers to the Buffered Performance Leveraged Upside Securities that are offered hereby. Also, references to the “accompanying product supplement” mean the BNS product supplement, dated December 29, 2021, references to the “accompanying underlier supplement” mean the BNS underlier supplement, dated December 29, 2021, references to the “accompanying prospectus supplement” mean the BNS prospectus supplement, dated December 29, 2021 and references to the “accompanying prospectus” mean the BNS prospectus, dated December 29, 2021.
BNS reserves the right to change the terms of, or reject any offer to purchase, the Buffered PLUS prior to their issuance. In the event of any changes to the terms of the Buffered PLUS, BNS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case BNS may reject your offer to purchase.

February 2023	Page 2

$8,725,000 Buffered PLUS Based on the Value of an Unequally Weighted Basket Consisting of Three Exchange-Traded Funds due September 3, 2025
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Investment Overview
Buffered Performance Leveraged Upside Securities
Principal at Risk Securities
The Buffered PLUS Based on the Value of an Unequally Weighted Basket Consisting of Three Exchange-Traded Funds due September 3, 2025 can be used:
◾
As an alternative to direct exposure to the basket that enhances returns for a certain range of positive performance of the basket, subject to the maximum payment at maturity; however, by investing in the Buffered PLUS, you will not be entitled to receive any dividends or other distributions paid with respect to the basket components or any stocks held in the basket components’ portfolios (the “basket component constituent stocks”), or any interest payments, and your return will not exceed the maximum payment at maturity. You should carefully consider whether an investment that does not provide for any dividends or any other distributions, interest payments or exposure to the positive performance of the basket beyond a value that, when multiplied by the leverage factor, exceeds the maximum gain is appropriate for you.

◾	To enhance returns and potentially outperform the basket in a moderately bullish scenario.
◾
To achieve similar levels of upside exposure to the basket as a hypothetical direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor.

◾	To obtain a buffer against a specified percentage of negative performance of the basket.

Maturity:	Approximately 30 months
Buffer Amount:	15%
Leverage factor:	150% (applicable only if the final basket value is greater than the initial basket value)
Maximum payment at maturity:	$13.50 per Buffered PLUS (135.00% of the stated principal amount)
Maximum gain:	35.00%
Coupon:	None
Minimum payment at maturity:	$1.50 (15% of the stated principal amount).
Basket component weighting:	Basket component	Basket component weighting
	EEM Fund	50.00%
	ASHR Fund	25.00%
	FXI Fund	25.00%
Listing:	The Buffered PLUS will not be listed or displayed on any securities exchange or any electronic communications network.

February 2023	Page 3

$8,725,000 Buffered PLUS Based on the Value of an Unequally Weighted Basket Consisting of Three Exchange-Traded Funds due September 3, 2025
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Key Investment Rationale
Investors can use the Buffered PLUS to leverage returns by 150%, up to the maximum gain, and obtain contingent protection against a loss of the stated principal amount in the event that final basket value is equal to or less than the initial basket value, but not by more than the buffer amount.
At maturity, investors will receive an amount in cash based upon the basket return. If the final basket value is greater than the initial basket value, investors will receive the stated principal amount of their investment plus the leveraged upside performance of the basket, subject to the maximum payment at maturity. If the final basket value is less than or equal to the initial basket value, but not by more than the buffer amount of 15%, investors will receive the stated principal amount at maturity.
However, if the final basket value is less than the initial basket value by more than the buffer amount, investors will lose 1% for every 1% that the final basket value falls below the initial basket value in excess of the buffer amount. Investors may lose up 85% of their investment in the Buffered PLUS. All payments on the Buffered PLUS are subject to the credit risk of BNS.
Investors will not be entitled to receive any dividends or other distributions paid with respect to the basket components or the basket component constituent stocks and the Buffered PLUS do not pay periodic interest. You should carefully consider whether an investment that does not provide for any dividends, any other distributions or periodic interest is appropriate for you.
Leveraged Performance up to a Cap	The Buffered PLUS offer investors an opportunity to capture enhanced returns relative to a hypothetical direct investment in the basket, within a certain range of positive performance.
Upside Scenario
If the final basket value is greater than the initial basket value, at maturity you will receive the stated principal amount of $10.00 plus the leveraged upside payment, subject to the maximum payment at maturity of $13.50 per Buffered PLUS (135.00% of the stated principal amount).

Par Scenario	If the final basket value is less than or equal to the initial basket value, but not by more than the buffer amount, at maturity you will receive the stated principal amount.
Downside Scenario
If the final basket value is less than the initial basket value by more than the buffer amount, at maturity you will receive less than the stated principal amount and you will lose 1% for every 1% that the final basket value has fallen below the initial basket value in excess of the buffer amount. For example, if the basket return is -50%, each Buffered PLUS will redeem for $6.50, or 65% of the stated principal amount. The minimum payment at maturity on the Buffered PLUS is 15% of the stated principal amount and you could lose up to 85% of your investment in the Buffered PLUS.

February 2023	Page 4

$8,725,000 Buffered PLUS Based on the Value of an Unequally Weighted Basket Consisting of Three Exchange-Traded Funds due September 3, 2025
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Investor Suitability
The Buffered PLUS may be suitable for you if:
■	You fully understand and are willing to accept the risks of an investment in the Buffered PLUS, including the risk that you may lose up to 85% of your investment in the Buffered PLUS
■
You can tolerate a loss of a substantial portion of your investment and are willing to make an investment that has similar downside market risk as that of a hypothetical direct investment in the basket

■
You believe that the final basket value will be greater than the initial basket value and you understand and accept that any positive return that you earn on the Buffered PLUS will not exceed the maximum gain

■	You can tolerate fluctuations in the market prices of the Buffered PLUS prior to maturity that may be similar to or exceed the fluctuations in the value of the basket
■	You do not seek current income from your investment and are willing to forgo any dividends or other distributions paid on the basket components and the basket component constituent stocks
■	You are willing and able to hold the Buffered PLUS to maturity, a term of approximately 30 months, and accept that there may be little or no secondary market for the Buffered PLUS
■	You understand and are willing to accept the risks associated with the basket and the basket components
■
You are willing to assume the credit risk of BNS for all payments under the Buffered PLUS, and you understand that if BNS defaults on its obligations you may not receive any amounts due to you including any repayment of principal

The Buffered PLUS may not be suitable for you if:
■	You do not fully understand or accept the risks of an investment in the Buffered PLUS, including the risk that you may lose up to 85% of your investment
■	You require an investment that provides full protection against loss of principal
■	You are not willing to make an investment that has similar downside market risk as that of a hypothetical direct investment in the basket
■	You believe that the final basket value will not be greater than the initial basket value
■	You seek an investment that has an unlimited return potential or you do not understand or cannot accept that your potential return on the Buffered PLUS is limited to the maximum gain
■	You cannot tolerate fluctuations in the market price of the Buffered PLUS prior to maturity that may be similar to or exceed the fluctuations in the value of the basket
■	You seek current income from your investment or prefer to receive any dividends or other distributions paid on the basket components or the basket component constituent stocks
■	You are unable or unwilling to hold the Buffered PLUS to maturity, a term of approximately 30 months, or seek an investment for which there will be an active secondary market
■	You do not understand or are not willing to accept the risks associated with the basket and the basket components
■	You are not willing to assume the credit risk of BNS for all payments under the Buffered PLUS, including any repayment of principal

February 2023	Page 5

$8,725,000 Buffered PLUS Based on the Value of an Unequally Weighted Basket Consisting of Three Exchange-Traded Funds due September 3, 2025
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

How the Buffered PLUS Work
Hypothetical Examples
The below examples are based on the following terms and are purely hypothetical (the actual terms of your Buffered PLUS are specified on the cover hereof):
Investors will not be entitled to receive any dividends or any other distributions paid with respect to the basket components or the basket component constituent stocks or any periodic interest. You should carefully consider whether an investment that does not provide for any dividends or any other distributions or periodic interest is appropriate for you. All payments on the Buffered PLUS are subject to the credit risk of BNS.

Stated principal amount:	$10.00 per Buffered PLUS
Buffer amount:	15%
Leverage factor:	150%
Initial basket value:	100
Maximum payment at maturity:	$13.50 per Buffered PLUS
Maximum gain:	35.00%
Minimum payment at maturity:	$1.50 (15% of the stated principal amount)
EXAMPLE 1: The basket increases over the term of the Buffered PLUS and the payment at maturity is less than the maximum payment at maturity.
Final basket value	104
Basket return	(104 – 100) / 100 = 4.00%
Payment at maturity	= $10.00 + leveraged upside payment, subject to the maximum payment at maturity
= $10.00 + ($10.00 × leverage factor × basket return), subject to the maximum payment at maturity
= $10.00 + ($10.00 × 150% × 4.00%), subject to the maximum payment at maturity
= $10.60
In Example 1, the final basket value is greater than the initial basket value and the basket return is 4.00%. Accordingly, investors receive the stated principal amount at maturity plus a return equal to 150% times the basket return, resulting in a payment at maturity of $10.60 per Buffered PLUS (a total return of 6.00%).
EXAMPLE 2: The basket increases over the term of the Buffered PLUS such that the payment at maturity is equal to the maximum payment at maturity.
Final basket value	150
Basket return	(150 – 100) / 100 = 50.00%
Payment at maturity	= $10.00 + leveraged upside payment, subject to the maximum payment at maturity
= $10.00 + ($10.00 × leverage factor × basket return), subject to the maximum payment at maturity
= maximum payment at maturity of $13.50 per Buffered PLUS
In Example 2, the final basket value is greater than the initial basket value and the basket return is 50.00%. Under the terms of the Buffered PLUS, investors will realize the maximum payment at maturity if the basket return is 23.333% or higher. Therefore, in this example, investors receive the maximum payment at maturity of $13.50 per stated principal amount even though the basket has appreciated by an amount significantly greater than the return represented by the maximum payment at maturity.

February 2023	Page 6

$8,725,000 Buffered PLUS Based on the Value of an Unequally Weighted Basket Consisting of Three Exchange-Traded Funds due September 3, 2025
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

EXAMPLE 3: The final basket value is less than the initial basket value, but not by more than the buffer amount.
Final basket value	95
Basket return	(95 – 100) / 100 = -5.00%
Payment at maturity	= $10.00
In Example 3, the final basket value is less than the initial basket value and the basket return is -5.00%. Because the final basket value is less than the initial basket value but the percentage decline from the initial basket value to the final basket value is less than or equal to the buffer amount, investors receive the stated principal amount of $10.00 per Buffered PLUS at maturity (a total return of 0%).
EXAMPLE 4: The final basket value is less than the initial basket value by more than the buffer amount.
Final basket value	65
Basket return	(65 – 100) / 100 = -35.00%
Payment at maturity	= $10.00 + [$10.00 × (basket return + buffer amount)]
= $10.00 + [$10.00 × (-35.00% + 15.00%)]
= $10.00 - $2.00
= $8.00
In Example 4, the final basket value is less than the initial basket value and the basket return is -35.00%. Because the final basket value is less than the initial basket value by more than the buffer amount, investors receive a payment at maturity of $8.00 per Buffered PLUS (a return on investment of -20.00%).
If the final basket value is less than the initial basket value by more than the buffer amount, you will lose 1% for every 1% that the final basket value falls below the initial basket value in excess of the buffer amount and you could lose up to 85% of your investment in the Buffered PLUS.

February 2023	Page 7

$8,725,000 Buffered PLUS Based on the Value of an Unequally Weighted Basket Consisting of Three Exchange-Traded Funds due September 3, 2025
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Risk Factors
The following is a non-exhaustive list of certain key risk factors for investors in the Buffered PLUS. For further discussion of these and other risks, you should read the section entitled “Additional Risk Factors Specific to the Notes” of the accompanying product supplement and “Risk Factors” of the accompanying prospectus supplement and of the accompanying prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Buffered PLUS.
Risks Relating to Return Characteristics
■
You may lose up to 85% of your investment in the Buffered PLUS. The Buffered PLUS differ from ordinary debt securities in that BNS will not necessarily repay the stated principal amount of the Buffered PLUS at maturity. If the final basket value is less than the initial basket value by more than the buffer amount, you will lose 1% of your principal for every 1% that the final basket value falls below the initial basket value in excess of the buffer amount. You may lose up to 85% of your investment in the Buffered PLUS.

■
The stated payout from the issuer applies only at maturity. You should be willing to hold your Buffered PLUS to maturity. The stated payout, including the benefit of the leverage factor, is available only if you hold your Buffered PLUS to maturity. If you are able to sell your Buffered PLUS prior to maturity in the secondary market, you may have to sell them at a loss relative to your investment in the Buffered PLUS even if the then-current value of the basket is equal to or greater than the initial basket value.

■
Your potential return on the Buffered PLUS is limited to the maximum gain. The return potential of the Buffered PLUS is limited to the maximum gain. Therefore, you will not benefit from any positive basket return in excess of an amount that, when multiplied by the leverage factor, exceeds the maximum gain. Your return on the Buffered PLUS may be less than that of a hypothetical direct investment in the basket.

■	You will not receive any interest payments. BNS will not pay any interest with respect to the Buffered PLUS.
■
The amount payable on the Buffered PLUS is not linked to the value of the basket at any time other than the valuation date. The final basket value will be based on the basket component closing values on the valuation date, subject to postponement for non-trading days with respect to any basket component and certain market disruption events. If the values of one or more basket components fall on the valuation date, the payment at maturity may be significantly less than it would have been had the payment at maturity been linked to the value of the basket at any time prior to such drop(s). Although the basket component closing values on the maturity date or at other times during the term of the securities may be higher than the basket component closing values on the valuation date, the payment at maturity will be based solely on the basket component closing values on the valuation date.

■
Owning the Buffered PLUS is not the same as owning the basket components or the basket component constituent stocks. The return on your Buffered PLUS may not reflect the return you would realize if you actually owned the basket components or the basket component constituent stocks . For instance, you will not benefit from any positive basket return in excess of an amount that, when multiplied by the leverage factor, exceeds the maximum gain. Furthermore, you will not receive or be entitled to receive any dividend payments or other distributions paid on the basket components or the basket component constituent stocks, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Buffered PLUS. In addition, as an owner of the Buffered PLUS, you will not have voting rights or any other rights that a holder of the basket components or the basket component constituent stocks may have.

Risks Relating to Characteristics of the Basket and the Basket Components
■
The basket is unequally weighted, and changes in the values of the basket components may offset each other. Increases in the value(s) of one or more basket components may be offset by decreases in the value(s) of the other(s). Additionally, the basket is unequally weighted; thus, an increase in the value of one or more basket components may be offset by a smaller increase or a decline in the value of one or more other basket components. The same percentage change in two of the basket components could therefore have different effects on the basket closing value because of the unequal weighting. For example, because the weighting for the EEM Fund is greater than each of the other basket components, a 5% decrease in the value of the EEM Fund will have a greater effect on the basket closing value than a 5% increase in the value of another basket component. Because the EEM Fund makes up 50% of the basket, it is generally expected that the performance of the EEM Fund will have a greater impact on the market value of your Buffered PLUS and your payment at maturity than any other basket component, and increases in a lower weighted basket components may be mitigated or completely offset by relatively weaker performance of the EEM Fund.

February 2023	Page 8

$8,725,000 Buffered PLUS Based on the Value of an Unequally Weighted Basket Consisting of Three Exchange-Traded Funds due September 3, 2025
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

◾
Correlation (or lack of correlation) of the basket components may adversely affect your return on the Buffered PLUS. “Correlation” is a measure of the degree to which the returns of a pair of assets are similar to each other over a given period in terms of timing and direction. Movements in the values of the basket components may not correlate with each other. At a time when the value of a basket component increases in value, the value of another basket component may not increase as much, or may even decline in value. Further, high correlation of movements in the values of the basket components could adversely affect your return on the Buffered PLUS during periods of negative performance of the basket components. Changes in the correlation of the basket components may adversely affect the market value of, and return on, your Buffered PLUS.

◾
An investment in the Buffered PLUS involves market risk associated with the basket components. The return on the Buffered PLUS, which may be negative, is linked to the performance of the basket and indirectly linked to the value of the basket components and the basket component constituent stocks. The value of the basket can rise or fall sharply due to factors specific to the basket, the basket components, the basket component constituent stocks or the issuers of the basket component constituent stocks (the “basket component constituent stock issuers”), such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and values, interest rates and economic, political and other conditions. In recent years, the COVID-19 pandemic has caused volatility in the global financial markets and a slowdown in the global economy. COVID-19 or any other communicable disease or infection may adversely affect the basket component constituent stock issuers, the basket component constituent stocks and, therefore, the basket. You, as an investor in the Buffered PLUS, should make your own investigation into the basket components and the basket component constituent stocks.

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There can be no assurance that the investment view implicit in the Buffered PLUS will be successful. It is impossible to predict whether and the extent to which the value of the basket will rise or fall and there can be no assurance that the basket return will be positive. The final basket value (and therefore the basket return) will be influenced by complex and interrelated political, economic, financial and other factors that affect the basket component constituent stock issuers and the basket component constituent stocks. You should be willing to accept the risks associated with the relevant markets tracked by the basket and the basket components and the risk of losing some or almost all of your investment in the Buffered PLUS.

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With respect to each basket component, changes affecting the target indices of the basket components could have an adverse effect on the market value of, and any amount payable on, the Buffered PLUS. The policies of each sponsor of the target index of a basket component as specified under “Information About the Basket and the Basket Components” (each, an “index sponsor”), concerning additions, deletions and substitutions of its basket component constituent stocks and the manner in which such index sponsor takes account of certain changes affecting its basket component constituent stocks may adversely affect the value of the applicable basket component and, therefore, the basket. The policies of an index sponsor with respect to the calculation of the applicable target index could also adversely affect the value of the applicable basket component and, therefore, the basket. An index sponsor may discontinue or suspend calculation or dissemination of the applicable target index. Any such actions could have an adverse effect on the market value of, and any amount payable on, the Buffered PLUS.

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There is no affiliation between the index sponsors and BNS, and BNS is not responsible for any disclosure by any such index sponsor. We or our affiliates may currently, or from time to time engage in business with the index sponsors. However, we and our affiliates are not affiliated with the index sponsors and have no ability to control or predict their actions. You, as an investor in the Buffered PLUS, should conduct your own independent investigation of the index sponsors, basket components and the basket. The index sponsors are not involved in the Buffered PLUS offered hereby in any way and has no obligation of any sort with respect to your Buffered PLUS. No index sponsor has any obligation to take your interests into consideration for any reason, including when taking any actions that might affect the value of, and any amounts payable on, your Buffered PLUS.

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The Buffered PLUS are subject to emerging markets risk. Each basket component is subject to risks associated with emerging market companies and emerging market securities that are traded on various emerging market exchanges. Investments in securities linked directly or indirectly to emerging market equity securities involve many risks, including, but not limited to: economic, social, political, financial and military conditions in the emerging market; regulation by national, provincial, and local governments; less liquidity and smaller market capitalizations than exist in the case of many large U.S. companies; different accounting and disclosure standards; and political uncertainties. Securities of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political,

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$8,725,000 Buffered PLUS Based on the Value of an Unequally Weighted Basket Consisting of Three Exchange-Traded Funds due September 3, 2025
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. You should carefully consider the risks related to emerging markets, to which each basket component is susceptible.
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The Buffered PLUS are subject to risks of investing in China. Investments in Chinese issuers subject each basket component to risks specific to China. Investments in certain Hong Kong-listed securities may also subject the applicable basket component to exposure to Chinese companies. China may be subject to considerable degrees of economic, political and social instability. China is an emerging market and demonstrates significantly higher volatility from time to time in comparison to developed markets. Over the last few decades, the Chinese government has undertaken reform of economic and market practices and has expanded the sphere of private ownership of property in China. However, Chinese markets generally continue to experience inefficiency, volatility and pricing anomalies resulting from governmental influence, a lack of publicly available information and/or political and social instability. Internal social unrest or confrontations with other neighboring countries, including military conflicts in response to such events, may also disrupt economic development in China and result in a greater risk of currency fluctuations, currency non-convertibility, interest rate fluctuations and higher rates of inflation. Export growth continues to be a major driver of China's rapid economic growth. Reduction in spending on Chinese products and services, institution of tariffs or other trade barriers, or a downturn in any of the economies of China's key trading partners may have an adverse impact on the Chinese economy.

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Government regulatory action, including legislative acts and executive orders, could result in material changes to the composition of the basket components and could negatively affect your investment in the Buffered PLUS. Government regulatory action, including legislative acts and executive orders, could cause material changes to the composition of the basket components and could negatively affect your investment in the Buffered PLUS in a variety of ways, depending on the nature of such government regulatory action and the basket component constituent stocks that are affected. For example, recent executive orders issued by the United States Government prohibit United States persons from purchasing or selling publicly traded securities of certain companies that are determined to operate or have operated in the defense and related materiel sector or the surveillance technology sector of the economy of the People’s Republic of China, or publicly traded securities that are derivative of, or that are designed to provide investment exposure to, those securities (including the Buffered PLUS). In response to this, each of the index sponsors of the target index for the EEM Fund and FXI Fund, respectively, publicly announced that it removed the equity securities of a small number of companies from its applicable target index. The sponsors of each basket component also publicly announced that they removed affected stocks from their respective basket component. Each related party has also publicly announced that it intends to remove any such basket component constituent stock from its target index and the basket components, respectively.

Additionally, due to regulatory and market reasons, trading in certain Russian securities, and ETFs investing in Russian securities, has been suspended. The sponsor of the EEM Fund suspended the purchase of Russian securities and the index sponsor of the EEM Fund’s target index removed Russian securities from its target index. Currently, the sponsor of the EEM Fund determines the fair market value for any Russian securities in the EEM Fund through a formal process governed by a pricing policy, and is actively consulting with regulators and other market participants to help ensure the EEM Fund can exit any positions in Russian securities, consistent with their removal from the EEM Fund’s target index, whenever and wherever regulatory and market conditions allow.
If the prohibitions in those executive orders (or prohibitions under other government regulatory action) become applicable to basket component constituent stocks that are currently included in the basket components or that in the future are included in the basket components, such basket component constituent stocks may be removed from the basket components. If government regulatory action results in the removal of basket component constituent stocks that have (or historically have had) significant weight in the basket components, such removal could have a material and negative effect on the price of the basket components and, therefore, your investment in the Buffered PLUS. Similarly, if basket component constituent stocks that are subject to those executive orders or subject to other government regulatory action are not removed from the basket components, the value of the Buffered PLUS could be materially and negatively affected, and transactions in, or holdings of, the Buffered PLUS may become prohibited under United States law. Any failure to remove such basket component constituent stocks from the basket components could result in the loss of a significant portion or all of your investment in the Buffered PLUS, including if you attempt to divest the Buffered PLUS at a time when the value of the Buffered PLUS has declined.

February 2023	Page 10

$8,725,000 Buffered PLUS Based on the Value of an Unequally Weighted Basket Consisting of Three Exchange-Traded Funds due September 3, 2025
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

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The Buffered PLUS will not be adjusted for changes in exchange rates related to the U.S. dollar. Although the basket components are comprised of basket component constituent stocks that are traded in currencies other than the U.S. dollar, the Buffered PLUS are denominated in U.S. dollars. The calculation of the amount payable on the Buffered PLUS at maturity will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies in which such basket component constituent stocks are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the values of the applicable basket components and, accordingly, the amount payable on the Buffered PLUS. You will not benefit from any appreciation of the currencies in which the applicable basket component constituent stocks are denominated relative to the U.S. dollar, which you would have had you owned such stocks directly.

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BNS cannot control actions by the sponsors and such sponsors have no obligation to consider your interests. The sponsor of each basket component as specified under “Information About the Basket and the Basket Components” (each, a “sponsor”) may from time to time be called upon to make certain policy decisions or judgments with respect to the implementation of policies of each sponsor concerning the calculation of the net asset value (“NAV”) per share of its basket component, additions, deletions or substitutions of securities in any target index and the manner in which changes affecting any target index are reflected in its basket component that could affect the market price of its basket component, and therefore, the amount payable on the Buffered PLUS. The amount payable on the Buffered PLUS and their market value could also be affected if the applicable sponsor changes these policies, for example, by changing the manner in which it calculates the NAV per share of its basket component, or if such sponsor discontinues or suspends publication of the NAV per share of its basket component, in which case it may become difficult to determine the market value of your Buffered PLUS. If events such as these occur, the calculation agent may be required to make discretionary judgments that affect the return you receive on the Buffered PLUS.

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There are risks associated with an investment that is linked to the performance of exchange-traded funds. Although the basket components are listed for trading on national securities exchanges and a number of similar products have been traded on national securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the basket components or that there will be liquidity in the trading market. In addition:

Management Risk
Each basket component is subject to management risk, which is the risk that its sponsor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. Additionally, none of the basket components are actively managed and may be affected by a general decline in market segments relating to its target index. The sponsor of each basket component does not attempt to take defensive positions in declining markets. Accordingly, the performance of the applicable basket component could be lower than other types of ETFs that may actively shift portfolio assets to take advantage of market opportunities or to lessen the impact of a market decline.
Custody and Liquidity Risk
Under continuous listing standards adopted by the exchange on which the basket components trade each basket component will be required to confirm on an ongoing basis that the components of its target index satisfy the applicable listing requirements. In the event that a target index does not comply with the applicable listing requirements, the applicable basket component would be required to rectify such non-compliance by requesting that the index sponsor of its target index modify such target index, adopting a new target index or obtain relief from the SEC. There can be no assurance that such index sponsor would so modify the target index or that relief would be obtained from the SEC and, therefore, non-compliance with the continuous listing standards may result in the fund being delisted from the exchange on which its shares trade.
Tracking and Underperformance Risk
In addition to the risk that a basket component may not track its target index due to management risk as discussed above, the performance of a basket component will reflect additional transaction costs and fees that are not included in the calculation of its target index, and corporate actions with respect to the equity securities held in a basket component’s portfolio (such as mergers and spin-offs) may impact the performance differential between such basket component and its target index.
Finally, because the basket components are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of the fund may differ from the net asset value per share of the basket components.

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$8,725,000 Buffered PLUS Based on the Value of an Unequally Weighted Basket Consisting of Three Exchange-Traded Funds due September 3, 2025
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

For all of the foregoing reasons, the performance of the basket components may not correlate with the performance of its applicable target index. Consequently, the return on the Buffered PLUS will not be the same as investing directly in the basket components, in the basket component constituent stocks or in the target index or in the securities comprising the target indices, and will not be the same as investing in a debt security with payments linked to the performance of the target indices. This variation in performance is called “tracking error” and, at times, the tracking error may be significant.
Risks Relating to Estimated Value and Liquidity
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BNS’ initial estimated value of the Buffered PLUS at the time of pricing (when the terms of your Buffered PLUS were set on the pricing date) is lower than the issue price of the Buffered PLUS. BNS’ initial estimated value of the Buffered PLUS is only an estimate. The issue price of the Buffered PLUS exceeds BNS’ initial estimated value. The difference between the issue price of the Buffered PLUS and BNS’ initial estimated value reflects costs associated with selling and structuring the Buffered PLUS, as well as hedging its obligations under the Buffered PLUS. Therefore, the economic terms of the Buffered PLUS are less favorable to you than they would have been if these expenses had not been paid or had been lower.

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Neither BNS’ nor SCUSA’s estimated value of the Buffered PLUS at any time is determined by reference to credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities. BNS’ initial estimated value of the Buffered PLUS and SCUSA’s estimated value of the Buffered PLUS at any time are determined by reference to BNS’ internal funding rate. The internal funding rate used in the determination of the estimated value of the Buffered PLUS generally represents a discount from the credit spreads for BNS’ conventional fixed-rate debt securities and the borrowing rate BNS would pay for its conventional fixed-rate debt securities. This discount is based on, among other things, BNS’ view of the funding value of the Buffered PLUS as well as the higher issuance, operational and ongoing liability management costs of the Buffered PLUS in comparison to those costs for BNS’ conventional fixed-rate debt. If the interest rate implied by the credit spreads for BNS’ conventional fixed-rate debt securities, or the borrowing rate BNS would pay for its conventional fixed-rate debt securities were to be used, BNS would expect the economic terms of the Buffered PLUS to be more favorable to you. Consequently, the use of an internal funding rate for the Buffered PLUS increases the estimated value of the Buffered PLUS at any time and has an adverse effect on the economic terms of the Buffered PLUS.

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BNS’ initial estimated value of the Buffered PLUS does not represent future values of the Buffered PLUS and may differ from others’ (including SCUSA’s) estimates. BNS’ initial estimated value of the Buffered PLUS was determined by reference to its internal pricing models when the terms of the Buffered PLUS were set. These pricing models consider certain factors, such as BNS’ internal funding rate on the pricing date, the expected term of the Buffered PLUS, market conditions and other relevant factors existing at that time, and BNS’ assumptions about market parameters, which can include volatility of the basket and basket components, the correlation of the basket components, dividend rates, interest rates and other factors. Different pricing models and assumptions (including the pricing models and assumptions used by SCUSA) could provide valuations for the Buffered PLUS that are different, and perhaps materially lower, from BNS’ initial estimated value. Therefore, the price at which SCUSA would buy or sell your Buffered PLUS (if SCUSA makes a market, which it is not obligated to do) may be materially lower than BNS’ initial estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.

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The Buffered PLUS have limited liquidity. The Buffered PLUS will not be listed on any securities exchange or automated quotation system. Therefore, there may be little or no secondary market for the Buffered PLUS. SCUSA and any other affiliates of BNS intend, but are not required to, make a market in the Buffered PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered PLUS easily. Because we do not expect that other broker-dealers will participate in the secondary market for the Buffered PLUS, the price at which you may be able to trade your Buffered PLUS is likely to depend on the price, if any, at which SCUSA is willing to purchase the Buffered PLUS from you. If at any time SCUSA does not make a market in the Buffered PLUS, it is likely that there would be no secondary market for the Buffered PLUS. Accordingly, you should be willing to hold your Buffered PLUS to maturity.

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The price at which SCUSA would buy or sell your Buffered PLUS (if SCUSA makes a market, which it is not obligated to do) will be based on SCUSA’s estimated value of your Buffered PLUS. SCUSA’s estimated value of the Buffered PLUS is determined by reference to its pricing models and takes into account BNS’ internal funding rate. The price at which SCUSA would initially buy or sell your Buffered PLUS in the secondary market (if SCUSA makes a market, which it is not obligated to do) exceeds SCUSA’s estimated value of your Buffered PLUS at the time of pricing. As agreed by SCUSA and the distribution participants, this excess is expected to decline to zero

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$8,725,000 Buffered PLUS Based on the Value of an Unequally Weighted Basket Consisting of Three Exchange-Traded Funds due September 3, 2025
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

over the period specified under “Additional Information About the Buffered PLUS — Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”. Thereafter, if SCUSA buys or sells your Buffered PLUS it will do so at prices that reflect the estimated value determined by reference to SCUSA’s pricing models at that time. The price at which SCUSA will buy or sell your Buffered PLUS at any time also will reflect its then-current bid and ask spread for similar sized trades of structured notes. If SCUSA calculated its estimated value of your Buffered PLUS by reference to BNS’ credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities (as opposed to BNS’ internal funding rate), the price at which SCUSA would buy or sell your Buffered PLUS (if SCUSA makes a market, which it is not obligated to do) could be significantly lower.
SCUSA’s pricing models consider certain variables, including principally BNS’ internal funding rate, interest rates (forecasted, current and historical rates), the volatility of the basket and basket components, the correlation of the basket components, price-sensitivity analysis and the time to maturity of the Buffered PLUS. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your Buffered PLUS in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of the Buffered PLUS determined by reference to SCUSA’s models, taking into account BNS’ internal funding rate, due to, among other things, any differences in pricing models or assumptions used by others. See “— The price of the Buffered PLUS prior to maturity will depend on a number of factors and may be substantially less than the stated principal amount” herein.
In addition to the factors discussed above, the value and quoted price of the Buffered PLUS at any time will reflect many factors and cannot be predicted. If SCUSA makes a market in the Buffered PLUS, the price quoted by SCUSA would reflect any changes in market conditions and other relevant factors, including any deterioration in BNS’ creditworthiness or perceived creditworthiness. These changes may adversely affect the value of the Buffered PLUS, including the price you may receive for the Buffered PLUS in any market making transaction. To the extent that SCUSA makes a market in the Buffered PLUS, the quoted price will reflect the estimated value determined by reference to SCUSA’s pricing models at that time, plus or minus SCUSA’s then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above).
Furthermore, if you sell your Buffered PLUS, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your Buffered PLUS in a secondary market sale.
There is no assurance that SCUSA or any other party will be willing to purchase your Buffered PLUS at any price and, in this regard, SCUSA is not obligated to make a market in the Buffered PLUS. See “— The Buffered PLUS have limited liquidity” herein.
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The price of the Buffered PLUS prior to maturity will depend on a number of factors and may be substantially less than the stated principal amount. The price at which the Buffered PLUS may be sold prior to maturity will depend on a number of factors. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the value of the basket and basket components over the full term of the Buffered PLUS, (ii) volatility of the value of the basket, the basket components and the basket component constituent stocks and the market's perception of future volatility of the foregoing, (iii) correlation of the basket components, (iv) changes in interest rates generally, (v) any actual or anticipated changes in our credit ratings or credit spreads, (vi) dividend yields on the basket components and basket component constituent stocks and (vii) time remaining to maturity. In particular, because the provisions of the Buffered PLUS relating to the payment at maturity behave like options, the value of the Buffered PLUS will vary in ways which are non-linear and may not be intuitive.

Depending on the actual or anticipated value of the basket and other relevant factors, the market value of the Buffered PLUS may decrease and you may receive substantially less than the stated principal amount if you sell your Buffered PLUS prior to maturity regardless of the value of the basket and the basket components at such time.
See “Additional Risk Factors Specific to the Notes — Risks Relating to Liquidity — The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” in the accompanying product supplement.
Risks Relating to General Credit Characteristics
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Payments on the Buffered PLUS are subject to the credit risk of BNS. The Buffered PLUS are senior unsecured debt obligations of BNS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Buffered PLUS, including any repayment of principal, depends on the ability of BNS to satisfy its obligations as they come due. As a result, BNS’ actual and perceived creditworthiness may affect the market value of the Buffered PLUS. If BNS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Buffered PLUS and you could lose your entire investment in the Buffered PLUS.

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$8,725,000 Buffered PLUS Based on the Value of an Unequally Weighted Basket Consisting of Three Exchange-Traded Funds due September 3, 2025
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Risks Relating to Hedging Activities and Conflicts of Interest
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Hedging activities by BNS and SCUSA may negatively impact investors in the Buffered PLUS and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the Buffered PLUS. We, SCUSA or one or more of our other affiliates has hedged or expects to hedge our obligations under the Buffered PLUS. Such hedging transactions may include entering into swap or similar agreements, purchasing shares of the basket components, basket component constituent stocks and/or purchasing futures, options and/or other instruments linked to any of the foregoing. We, SCUSA or one or more of our other affiliates also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the basket components and/or one or more of basket component constituent stocks, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the valuation date. We, SCUSA or one or more of our other affiliates may also enter into, adjust and unwind hedging transactions relating to other basket-, equity- or index-linked securities whose returns are linked to changes in the value of the basket, one or more basket components and/or the basket component constituent stocks. Any of these hedging activities may adversely affect the value of the basket—directly or indirectly by affecting the value of the basket components and the price of their basket component constituent stocks — and therefore the market value of the Buffered PLUS and the amount you will receive on the Buffered PLUS.

You should expect that these transactions will cause BNS, SCUSA or our other affiliates, or our clients or counterparties, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the Buffered PLUS. None of BNS, SCUSA or any of our other affiliates will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the Buffered PLUS, and any of the foregoing may receive substantial returns with respect to these hedging activities while the value of, and return on, the Buffered PLUS declines.
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We, SCUSA and our other affiliates regularly provide services to, or otherwise have business relationships with, a broad client base, which has included and may include us and the sponsors and/or basket component constituent stock issuers and the market activities by us, SCUSA or our other affiliates for our or their own respective accounts or for our clients could negatively impact investors in the Buffered PLUS. We, SCUSA and our other affiliates regularly provide a wide range of financial services, including financial advisory, investment advisory and transactional services to a substantial and diversified client base. As such, we each may act as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker or lender. In those and other capacities, we, SCUSA and/or our other affiliates purchase, sell or hold a broad array of investments, actively trade securities (including the Buffered PLUS or other securities that we have issued), the basket components, basket component constituent stocks, derivatives, loans, credit default swaps, indices, baskets and other financial instruments and products for our or their own respective accounts or for the accounts of our customers, and we will have other direct or indirect interests, in those securities and in other markets that may not be consistent with your interests and may adversely affect the value of the basket components, the basket component constituent issuers and therefore the basket and/or the value of the Buffered PLUS. You should assume that we or they will, at present or in the future, provide such services or otherwise engage in transactions with, among others, us, the sponsors and/or the basket component constituent stock issuers, or transact in securities or instruments or with parties that are directly or indirectly related to these entities. These services could include making loans to or equity investments in those companies, providing financial advisory or other investment banking services, or issuing research reports. Any of these financial market activities may, individually or in the aggregate, have an adverse effect on the value of the basket components and therefore the basket and the market for your Buffered PLUS, and you should expect that our interests and those of SCUSA and/or our other affiliates, clients or counterparties, will at times be adverse to those of investors in the Buffered PLUS.

You should expect that we, SCUSA, and our other affiliates, in providing these services, engaging in such transactions, or acting for our or their own respective accounts, may take actions that have direct or indirect effects on the Buffered PLUS or other securities that we may issue, the basket components, basket component constituent stocks, other securities or instruments similar to or linked to the foregoing, and that such actions could be adverse to the interests of investors in the Buffered PLUS. In addition, in connection with these activities, certain personnel within us, SCUSA or our other affiliates may have access to confidential material non-public information about these parties that would not be disclosed to investors in the Buffered PLUS.

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$8,725,000 Buffered PLUS Based on the Value of an Unequally Weighted Basket Consisting of Three Exchange-Traded Funds due September 3, 2025
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

We, SCUSA and our other affiliates regularly offer a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to the Buffered PLUS or other securities that we may issue, the basket components, basket component constituent stocks or other securities or instruments similar to or linked to the foregoing. Investors in the Buffered PLUS should expect that we, SCUSA and our other affiliates offer securities, financial instruments, and other products that may compete with the Buffered PLUS for liquidity or otherwise.
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Activities conducted by BNS and its affiliates may impact the value of the basket components and therefore the basket and the value of the Buffered PLUS. Trading or transactions by BNS, SCUSA or our other affiliates in the basket components or any basket component constituent stocks, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments with returns linked to the performance of the basket components or any basket component constituent stocks may adversely affect the value of the basket component constituent stocks and basket components and, therefore, the market value of the basket and the Buffered PLUS. See “— Hedging activities by BNS and SCUSA may negatively impact investors in the Buffered PLUS and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the Buffered PLUS” for additional information regarding hedging-related transactions and trading.

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The calculation agent can make anti-dilution and reorganization adjustments that affect the payment at maturity. For anti-dilution and reorganization events affecting the basket components, the calculation agent may make adjustments to the applicable basket component closing value, and therefore the initial basket value, final basket value and any other term of the Buffered PLUS. However, the calculation agent will not make an adjustment in response to every corporate event that could affect a basket component. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Buffered PLUS and your payment at maturity may be materially and adversely affected. In addition, determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the accompanying product supplement or herein as necessary to achieve an equitable result. The occurrence of any anti-dilution or reorganization event and the consequent adjustments may materially and adversely affect the value of the Buffered PLUS and your payment at maturity, if any. See “General Terms of the Notes — Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Anti-Dilution Adjustments Relating to a Reference Equity” in the accompanying product supplement.

Following a de-listing, liquidation or termination of the basket components, the payment at maturity may be based on a share of another exchange-traded fund or calculated by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the basket components. See “General Terms of the Notes — Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Adjustments to a Reference ETF” in the accompanying product supplement.
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The calculation agent will have significant discretion with respect to the Buffered PLUS, which may be exercised in a manner that is adverse to your interests. The calculation agent will be an affiliate of BNS. The calculation agent will determine the payment at maturity of the Buffered PLUS based on the observed final basket value. The calculation agent can postpone the determination of the final basket value (and therefore the related maturity date) if a market disruption event occurs and is continuing with respect to a basket component on the valuation date.

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BNS and its affiliates may publish research or make opinions or recommendations that are inconsistent with an investment in the Buffered PLUS. BNS, SCUSA and our other affiliates may publish research from time to time on financial markets and other matters that may influence the value of the Buffered PLUS, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Buffered PLUS. Any research, opinions or recommendations expressed by BNS, SCUSA or our other affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Buffered PLUS, the basket components and therefore the basket to which the Buffered PLUS are linked.

Risks Relating to Canadian and U.S. Federal Income Taxation
◾
Uncertain tax treatment. Significant aspects of the tax treatment of the Buffered PLUS are uncertain. You should consult your tax advisor about your tax situation. See “Additional Information About the Buffered PLUS — Tax Considerations” and “— Material Canadian Income Tax Consequences” herein.

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Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Information About the Basket and Basket Components
All disclosures contained in this document regarding the basket are derived from publicly available information. BNS has not conducted any independent review or due diligence of any publicly available information with respect to the basket or any basket components. You should make your own investigation into the basket and the basket components. In making your investment decision, you should review the prospectus for each basket component.
We obtained the historical performance information below from Bloomberg Professional® service (“Bloomberg”), without independent verification. BNS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket and the basket components should not be taken as an indication of their future performance, and no assurance can be given as to the basket component closing value of any basket component or the basket closing value at any time, including the valuation date.
The Basket
Because the basket is a newly created basket and its value began to be calculated only on the pricing date, there is no actual historical information about the historical basket performance as of the date of this document. Therefore, the hypothetical historical basket performance below is calculated based on publicly available information for each basket component as reported by Bloomberg without independent verification. The hypothetical historical basket performance has fluctuated in the past and may, in the future, experience significant fluctuations. The actual initial basket value was set to 100.00 on the pricing date. Any hypothetical historical upward or downward trend in hypothetical historical basket performance during any period shown below is not an indication that the basket is more or less likely to increase or decrease at any time during the term of the Buffered PLUS.
The graph below illustrates the hypothetical performance of the basket from January 1, 2018 through February 28, 2023, based on the daily basket component closing values. Past hypothetical performance of the basket is not indicative of the future performance of the basket.

Basket Closing Values

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Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

EEM Fund
We have derived all information contained herein regarding the EEM Fund, including without limitation, its make-up, method of calculation and changes in its basket component constituent stocks from publicly available information. Such information reflects the policies of, and is subject to change by, BlackRock Fund Advisors (its sponsor) and/or its affiliates.
The EEM Fund seeks investment results that correspond generally to the price and yield performance, before expenses, of the MSCI Emerging Markets IndexSM (its “target index”) which, in turn, is intended to provide a performance benchmark for equity markets in emerging market countries. The EEM Fund trades on the NYSE Arca under the ticker symbol “EEM”. Please see “Exchange-Traded Funds — The iShares® ETFs” in the accompanying underlier supplement for additional information regarding the EEM Fund and its sponsor. Additional information regarding the EEM Fund, including its portfolio holdings, may be available on the iShares® website.
Information as of market close on February 28, 2023:
Bloomberg Ticker Symbol:	EEM UP <Equity>	52 Week High (on February 28, 2022):	$46.73
Current Basket Component Closing Value:	$38.23	52 Week Low (on October 24, 2022):	$33.93
52 Weeks Ago (on February 28, 2022):	$46.73

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Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Historical Information of the EEM Fund
The table below sets forth the published high and low basket component closing values, as well as the end-of-quarter basket component closing values, of the EEM Fund for the specified period. The graph below sets forth the basket component closing values of the EEM Fund for each day from January 1, 2018 through February 28, 2023.
EEM Fund	High	Low	Period End
2018
First Quarter	$52.08	$45.69	$48.28
Second Quarter	$48.14	$42.33	$43.33
Third Quarter	$45.03	$41.14	$42.92
Fourth Quarter	$42.93	$38.00	$39.06
2019
First Quarter	$43.71	$38.45	$42.92
Second Quarter	$44.59	$39.91	$42.91
Third Quarter	$43.42	$38.74	$40.87
Fourth Quarter	$45.07	$40.27	$44.87
2020
First Quarter	$46.30	$30.61	$34.13
Second Quarter	$41.19	$32.67	$39.99
Third Quarter	$45.55	$40.44	$44.09
Fourth Quarter	$51.70	$43.99	$51.67
2021
First Quarter	$57.96	$51.68	$53.34
Second Quarter	$56.09	$52.01	$55.15
Third Quarter	$54.84	$49.50	$50.38
Fourth Quarter	$52.50	$47.44	$48.85
2022
First Quarter	$50.85	$41.54	$45.15
Second Quarter	$46.71	$39.40	$40.10
Third Quarter	$41.05	$34.88	$34.88
Fourth Quarter	$39.54	$33.93	$37.90
2023
First Quarter (through February 28, 2023)	$42.50	$38.22	$38.23

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Principal at Risk Securities

EEM Fund – Daily Basket Component Closing Values January 1, 2018 to February 28, 2023

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Principal at Risk Securities

ASHR Fund
We have derived all information contained herein regarding the ASHR Fund from publicly available information. Such information reflects the policies of, and is subject to change by DBX Advisors LLC, the investment adviser of the ASHR Fund, and Harvest Global Investments Limited (“HGI”), the sub-advisor of the ASHR Fund (together, the sponsor).
The ASHR Fund seeks to provide investment results that, before expenses and fees, track the price and yield performance of the China Securities 300 Index (its target index). Under normal circumstances, the ASHR Fund will invest at least 80% of its total assets in securities of issuers that compromise its target index. The ASHR Fund seeks to achieve this objective by primarily investing directly in A-Shares, which are equity securities issued by companies incorporated in mainland China and are denominated and traded in renminbi (“RMB”) on the Shenzhen, Shanghai and Beijing Stock Exchanges. The ASHR Fund may invest the remainder of its assets in other instruments that are not included in the target index, but which the sponsor believes will help the ASHR Fund track the target index. These investments may include equity securities and depositary receipts of issuers whose securities are not components of the target index, derivative instruments (including swaps, futures, forwards, structured notes and options), other investment companies (including ETFs) and cash or cash equivalents (including money market funds). In seeking to track the performance of the target index, HGI expects to use a “full replication” indexing strategy for the ASHR Fund, which means investing directly in the component securities (or a substantial number of the component securities) of the target index in substantially the same weightings in which they are represented in the target index. If it is not possible for HGI to acquire component securities due to limited availability or regulatory restrictions, HGI may use a “representative sampling” strategy, which means investing in a representative sample of securities that collectively have an investment profile similar to the target index.
The target index is designed to measure the overall performance of the China A-Share market and is composed of the 300 largest and most liquid stocks in the China A-Share market, as determined by China Securities Index Co., Ltd. (the “target index sponsor”). The universe of shares eligible to be included in the target index consists of all A-Shares listed on the Beijing Stock Exchange, Shanghai Stock Exchange and Shenzhen Stock Exchange that satisfy the following conditions: (a) (i) for shares listed on the ChiNext board of the Shenzhen Stock Exchange, the shares must have been listed for more than three years; (ii) for all other shares, the shares must have been listed for more than three months, except that shares listed for less than three months may be eligible for inclusion in the tracked index if the daily average total market value of the shares since the shares’ initial listing is within the top 30 of all A-shares; and (b) the shares must not be “ST Stock” or “*ST Stock”. “ST Stocks” are shares that are given special treatment by regulators as a result of the issuer having financial losses for a continuous 2 years, the shares having volatility that is considered high and other factors. “*ST Stocks” are treated specially by regulators to inform investors of the potential risk of delisting of the issuer’s shares. The target index sponsor then ranks the A-Shares in the eligible universe by daily average trading volume over the most recent year in descending order and selects the top 300 ranked A-Shares as constituents of the target index. The ASHR Fund is non-diversified, which means to the extent the target index is concentrated in a particular industry, the ASHR Fund is expected to be concentrated in that industry.
Shares of the ASHR Fund are listed on the NYSE Arca under ticker symbol "ASHR."
Information filed by the investment adviser with the SEC can be found by reference to its SEC file numbers: 333-170122 and 811-22487. Additional information regarding the ASHR Fund, including its basket component constituent stocks, may be available on its sponsor’s website.
Information as of market close on February 28, 2023:
Bloomberg Ticker Symbol:	ASHR UP <Equity>	52 Week High (on February 28, 2022):	$36.64
Current Basket Component Closing Value:	$29.34	52 Week Low (on October 31, 2022):	$24.22
52 Weeks Ago (on February 28, 2022):	$36.64

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Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Historical Information of the ASHR Fund
The table below sets forth the published high and low basket component closing values, as well as the end-of-quarter basket component closing values, of the ASHR Fund for the specified period. The graph below sets forth the basket component closing values of the ASHR Fund for each day from January 1, 2018 through February 28, 2023.
ASHR Fund	High	Low	Period End
2018
First Quarter	$34.85	$29.77	$31.28
Second Quarter	$31.39	$25.89	$26.53
Third Quarter	$27.01	$23.56	$25.35
Fourth Quarter	$25.40	$21.68	$21.93
2019
First Quarter	$28.78	$21.51	$28.73
Second Quarter	$30.79	$25.66	$28.16
Third Quarter	$29.00	$25.61	$27.09
Fourth Quarter	$29.64	$26.81	$29.64
2020
First Quarter	$30.88	$24.65	$25.89
Second Quarter	$29.71	$25.44	$29.71
Third Quarter	$35.94	$30.36	$34.48
Fourth Quarter	$40.06	$34.58	$40.06
2021
First Quarter	$46.40	$37.60	$38.62
Second Quarter	$42.19	$37.80	$40.54
Third Quarter	$40.37	$36.30	$38.11
Fourth Quarter	$40.42	$37.19	$39.09
2022
First Quarter	$39.02	$30.90	$33.09
Second Quarter	$34.17	$28.48	$34.17
Third Quarter	$34.01	$27.09	$27.09
Fourth Quarter	$29.05	$24.22	$28.02
2023
First Quarter (through February 28, 2023)	$32.09	$28.30	$29.34

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Principal at Risk Securities

ASHR Fund – Daily Basket Component Closing Values January 1, 2018 to February 28, 2023

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Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

FXI Fund
We have derived all information contained herein regarding the FXI Fund, including without limitation, its make-up, method of calculation and changes in its basket component constituent stocks from publicly available information. Such information reflects the policies of, and is subject to change by, BlackRock Fund Advisors (its sponsor) and/or its affiliates (“BFA”).
The FXI Fund is one of the separate investment portfolios that constitute the iShares Trust. The FXI Fund seeks to track the investment results, before fees and expenses, of the FTSE® China 50 Index (its target index). The FXI Fund generally invests at least 80% of its assets in the securities of its target index and depositary receipts representing the securities of its target index. The FXI Fund may invest the remainder of its assets in other securities, including securities not in its target index, but which its sponsor believes will help the FXI Fund track its target index, and in other investments, including futures contracts, options on futures contracts, other types of options and swaps related to its target index, as well as cash and cash equivalents, including shares of money market funds advised by its sponsor or its affiliates.
BFA uses a representative sampling strategy to manage the FXI Fund. Representative sampling is an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to that of its target index. The securities selected are expected to have, in the aggregate, investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability and yield), and liquidity measures similar to those of its target index. The FXI Fund may or may not hold all of the securities in its target index.
The target index for the FXI Fund was developed by FTSE International Limited ("FTSE") and is calculated, maintained and published by FTSE. Its target index consists of 50 of the largest and most liquid Chinese stocks listed and trading on the Stock Exchange of Hong Kong. Components of its target index primarily include consumer discretionary, financials and technology companies. FTSE is under no obligation to continue to publish, and may discontinue or suspend the publication of the target index of the FXI Fund at any time.
Shares of the FXI Fund are listed on the NYSE Arca under ticker symbol "FXI".
Information filed by iShares® with the SEC, including the prospectus for the FXI Fund, can be found by reference to its SEC file numbers: 333-92935 and 811-09729. Additional information regarding the FXI Fund, including its basket component constituent stocks, may be available on the iShares® website.
Information as of market close on February 28, 2023:
Bloomberg Ticker Symbol:	FXI UP <Equity>	52 Week High (on February 28, 2022):	$34.90
Current Basket Component Closing Value:	$27.96	52 Week Low (on October 31, 2022):	$20.95
52 Weeks Ago (on February 28, 2022):	$34.90

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Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Historical Information of the FXI Fund
The table below sets forth the published high and low basket component closing values, as well as the end-of-quarter basket component closing values, of the FXI Fund for the specified period. The graph below sets forth the basket component closing values of the FXI Fund for each day from January 1, 2018 through February 28, 2023.
FXI Fund	High	Low	Period End
2018
First Quarter	$54.00	$45.97	$47.24
Second Quarter	$48.77	$41.99	$42.97
Third Quarter	$44.29	$40.39	$42.82
Fourth Quarter	$43.02	$38.26	$39.08
2019
First Quarter	$45.17	$38.09	$44.27
Second Quarter	$45.85	$39.93	$42.77
Third Quarter	$43.40	$37.67	$39.80
Fourth Quarter	$43.71	$39.63	$43.63
2020
First Quarter	$45.28	$33.91	$37.54
Second Quarter	$41.56	$36.01	$39.70
Third Quarter	$45.53	$40.16	$42.00
Fourth Quarter	$48.62	$42.03	$46.43
2021
First Quarter	$54.47	$45.11	$46.66
Second Quarter	$47.59	$43.55	$46.33
Third Quarter	$46.09	$38.18	$38.93
Fourth Quarter	$42.33	$35.57	$36.58
2022
First Quarter	$39.03	$27.07	$31.97
Second Quarter	$34.33	$28.01	$33.91
Third Quarter	$34.07	$25.86	$25.86
Fourth Quarter	$29.12	$20.95	$28.30
2023
First Quarter (through February 28, 2023)	$33.29	$27.91	$27.96

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Principal at Risk Securities

FXI Fund – Daily Basket Component Closing Values January 1, 2018 to February 28, 2023

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Principal at Risk Securities

Additional Information About the Buffered PLUS
Please read this information in conjunction with the summary terms on the front cover of this document.
Additional Provisions:
Trustee:	Computershare Trust Company, N.A.
Calculation agent:	Scotia Capital Inc.
Trading day:	As specified in the product supplement under “General Terms of the Notes — Special Calculation Provisions — Trading Day”.
Business day:	A day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law to close.
Tax redemption:
Notwithstanding anything to the contrary in the accompanying product supplement, the provisions set forth under “General Terms of the Notes — Payment of Additional Amounts” and “General Terms of the Notes — Tax Redemption” shall not apply to the Buffered PLUS.

Canadian bail-in:	The Buffered PLUS are not bail-inable debt securities under the CDIC Act.
Terms incorporated:
All of the terms appearing above the item under the caption “General Terms of the Notes” in the accompanying product supplement, as modified by this document, and for purposes of the foregoing, the terms used herein mean the corresponding terms as defined in the accompanying product supplement, as specified below:

	Term used herein	Corresponding term in the accompanying product supplement
	basket component	reference equity
	basket component constituent stocks	reference asset constituents
	stated principal amount	principal amount
	original issue date	issue date
	valuation date	final valuation date
	basket component closing value	closing value
	initial basket value	initial value
	final basket value	final value
	buffer amount	buffer percentage
	basket return	reference asset return
Additional information regarding estimated value of the Buffered PLUS:
On the cover page of this pricing supplement, BNS has provided the initial estimated value for the Buffered PLUS. The initial estimated value was determined by reference to BNS’ internal pricing models, which take into consideration certain factors, such as BNS’ internal funding rate on the pricing date and BNS’ assumptions about market parameters. For more information about the initial estimated value, see “Risk Factors — Risks Relating to Estimated Value and Liquidity” herein.
The economic terms of the Buffered PLUS are based on BNS’ internal funding rate, which is the rate BNS would pay to borrow funds through the issuance of similar market-linked securities and the economic terms of certain related hedging arrangements. Due to these factors, the issue price you pay to purchase the Buffered PLUS is greater than the initial estimated value of the Buffered PLUS. BNS’ internal funding rate is typically lower than the rate BNS would pay when it issues conventional fixed rate debt securities as discussed further under “Risk Factors — Risks Relating to Estimated Value and Liquidity — Neither BNS’ nor SCUSA’s estimated value of the Buffered PLUS at any time is determined by reference to credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities”. BNS’ use of its internal funding rate reduces the economic terms of the Buffered PLUS to you. We urge you to read the “Risk Factors” in this pricing supplement for additional information.

Material Canadian income tax consequences:
See “Supplemental Discussion of Canadian Tax Consequences” in the accompanying product supplement for a discussion of the material Canadian income tax consequences of an investment in the Buffered PLUS. In addition to the assumptions, limitations and conditions described therein, such discussion assumes that a Non-Resident Holder is not an entity in respect of which BNS is a “specified entity” as defined in proposals to amend the Income Tax Act (Canada) (the “Act”) released by the Minister of Finance (Canada) on April 29, 2022 with respect to “hybrid mismatch arrangements”, as defined (the “Hybrid Mismatch Proposals”). In general terms, the Hybrid Mismatch Proposals provide that two entities will be treated as specified entities in respect of one another if one entity, directly or indirectly, holds a 25% equity interest in the other entity, or a third entity, directly or indirectly, holds a 25% equity interest in both entities.

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Principal at Risk Securities

Such discussion further assumes that no amount paid or payable to a Non-Resident Holder will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of proposed paragraph 18.4(3)(b) of the Act contained in the Hybrid Mismatch Proposals.
Investors should note that the Hybrid Mismatch Proposals are in consultation form, are highly complex, and there remains significant uncertainty as to their interpretation and application. There can be no assurance that the Hybrid Mismatch Proposals will be enacted in their current form, or at all.

Tax considerations:
The U.S. federal income tax consequences of your investment in the Buffered PLUS are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Buffered PLUS. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Buffered PLUS, and the following discussion is not binding on the IRS.
U.S. Tax Treatment. Pursuant to the terms of the Buffered PLUS, BNS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize your Buffered PLUS as prepaid derivative contracts with respect to the basket. If your Buffered PLUS are so treated, you should generally recognize long-term capital gain or loss if you hold your Buffered PLUS for more than one year (and, otherwise, short-term capital gain or loss) upon the taxable disposition of your Buffered PLUS, in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Buffered PLUS. The deductibility of capital losses is subject to limitations.
Section 1260. There is a risk that an investment in the Buffered PLUS could be treated as a “constructive ownership transaction” within the meaning of Section 1260 of the Code. A constructive ownership transaction includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in certain “passthru entities” (including regulated investment companies such as ETFs, real estate investment trusts and passive foreign investment companies or “PFICs”). Under the “constructive ownership” rules, if an investment in the Buffered PLUS is treated as a constructive ownership transaction, any long-term capital gain recognized by a U.S. holder (as defined under “Material U.S. Federal Income Tax Consequences” in the product supplement) in respect of the Buffered PLUS would be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain”(as defined in Section 1260 of the Code) of the U.S. holder (the “Excess Gain”). In addition, an interest charge would also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the taxable disposition of the Buffered PLUS (assuming such income accrued such that the amount in each successive year is equal to the income in the prior year increased at a constant rate equal to the applicable federal rate as of the date of taxable disposition of the Buffered PLUS).
It is not clear to what extent any long-term capital gain recognized by a U.S. holder in respect of the Buffered PLUS would be recharacterized as ordinary income and subject to the interest charge described above, in part, because it is not clear how the net underlying long-term capital gain would be computed in respect of the Buffered PLUS. It is possible, for example, that the net underlying long-term capital gain could equal the amount of long-term capital gain a U.S. holder would have recognized if on the issue date of the Buffered PLUS the holder had invested an allocable portion of the face amount of the Buffered PLUS in shares of the Basket component and sold those shares for their fair market value on the date the Buffered PLUS are sold, exchanged or retired. However, it is also possible that because the U.S. holder does not share in distributions made on the Basket component, these distributions could be excluded

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from the calculation of the amount and character of gain, if any, that would have been realized had the U.S. holder held the Basket component directly, so that the application of constructive ownership rules may not recharacterize adversely a significant portion of the long-term capital gain the U.S. holder may recognize with respect to the Buffered PLUS. All or a portion of a U.S. holder’s gain recognized with respect to the Buffered PLUS could be Excess Gain if the U.S. holder purchases the Buffered PLUS for an amount that is less than the Principal Amount of the Buffered PLUS or if the return on the Buffered PLUS is adjusted to take into account any extraordinary dividends that are paid on the shares of the Basket component. Furthermore, unless otherwise established by clear and convincing evidence, the net underlying long-term capital gain is treated as zero. Because the application of the constructive ownership rules to the Buffered PLUS is unclear, you are urged to consult your tax advisors regarding the potential application of the constructive ownership rules to an investment in the Buffered PLUS.
Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your Buffered PLUS in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Buffered PLUS, it is possible that your Buffered PLUS could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the Buffered PLUS could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, in the accompanying product supplement.
Except to the extent otherwise required by law, BNS intends to treat your Buffered PLUS for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement, unless and until such time as the Treasury and the IRS determine that some other treatment is more appropriate.
Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Buffered PLUS. According to Notice 2008-2, the IRS and the Treasury are actively considering whether a holder of an instrument such as the Buffered PLUS should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Buffered PLUS will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.
Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain realized with respect to the Buffered PLUS, to the extent of their net investment income or undistributed net investment income (as the case may be) that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.
Specified Foreign Financial Assets. U.S. holders may be subject to reporting obligations with respect to their Buffered PLUS if they do not hold their Buffered PLUS in an account maintained by a financial institution and the aggregate value of their Buffered PLUS and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds an applicable threshold. Significant penalties can apply if a U.S. holder is required to disclose its Buffered PLUS and fails to do so.
Non-U.S. Holders. Subject to Section 871(m) of the Code and “FATCA”, discussed below, if you are a non-U.S. holder you should generally not be subject to U.S.

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Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

withholding tax with respect to payments on your Buffered PLUS or to generally applicable information reporting and backup withholding requirements with respect to payments on your Buffered PLUS if you comply with certain certification and identification requirements as to your non-U.S. status (by providing us (and/or the applicable withholding agent) with a fully completed and duly executed applicable IRS Form W-8). Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a Buffered PLUS generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by you in the U.S., (ii) you are a non-resident alien individual and are present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) you have certain other present or former connections with the U.S.
Section 897. We will not attempt to ascertain whether any basket component or basket component constituent stock issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Buffered PLUS should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and/or the Buffered PLUS were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Buffered PLUS upon a taxable disposition of the Buffered PLUS to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any such entity as a USRPHC and/or the Buffered PLUS as USRPI.
Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2025.
Based on our determination that the Buffered PLUS are not “delta-one” with respect to the basket, basket components or any basket component constituent stocks, our special U.S. tax counsel is of the opinion that the Buffered PLUS should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the Buffered PLUS are set. If withholding is required, we will not make payments of any additional amounts.
Nevertheless, after the date the terms are set, it is possible that your Buffered PLUS could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the basket components, any basket component constituent stocks or your Buffered PLUS, and following such occurrence your Buffered PLUS could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Buffered PLUS under these rules. If you enter, or have entered, into other transactions in respect of the basket components, any basket component constituent stocks or the Buffered PLUS should consult your tax advisor regarding the application of Section 871(m) of the Code to your Buffered PLUS in the context of your other transactions.
Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Buffered PLUS, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Buffered PLUS.
FATCA. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March

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Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.
Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.
Investors should consult their tax advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Buffered PLUS through a foreign entity) under the FATCA rules.
Backup Withholding and Information Reporting. The proceeds received from a taxable disposition of the Buffered PLUS will be subject to information reporting unless you are an “exempt recipient” and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer number, if you are a U.S. holder) or meet certain other conditions.
Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.
U.S. Federal Estate Tax Treatment of Non-U.S. Holders. A Buffered PLUS may be subject to U.S. federal estate tax if an individual non-U.S. holder holds the Buffered PLUS at the time of his or her death. The gross estate of a non-U.S. holder domiciled outside the U.S. includes only property situated in the U.S. Individual non-U.S. holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the Buffered PLUS at death.
Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Buffered PLUS purchased after the bill was enacted to accrue interest income over the term of the Buffered PLUS despite the fact that there will be no interest payments over the term of the Buffered PLUS.
Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the Buffered PLUS to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.
It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your Buffered PLUS. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your Buffered PLUS.
Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situation, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Buffered PLUS arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including that of BNS).

Supplemental information regarding plan of distribution (conflicts of interest);	SCUSA, our affiliate, has agreed to purchase the Buffered PLUS at the stated principal amount and, as part of the distribution of the Buffered PLUS, has agreed to sell the

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Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

secondary markets (if any):
Buffered PLUS to Morgan Stanley Wealth Management with an underwriting discount of $0.30 reflecting a fixed sales commission of $0.25 and fixed structuring fee of $0.05 per $10.00 stated principal amount of Buffered PLUS that Morgan Stanley Wealth Management sells. BNS or an affiliate may also pay a fee to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

BNS, SCUSA or any other affiliate of BNS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any Buffered PLUS after their initial sale. In connection with the offering, BNS, SCUSA, any other affiliate of BNS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless BNS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — SCUSA is an affiliate of BNS and, as such, has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, BNS will receive the gross proceeds from the initial public offering of the Buffered PLUS, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of FINRA Rule 5121. SCUSA is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.
In the ordinary course of their various business activities, SCUSA, and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of BNS. SCUSA, and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

SCUSA and its affiliates may offer to buy or sell the Buffered PLUS in the secondary market (if any) at prices greater than BNS’ internal valuation — The value of the Buffered PLUS at any time will vary based on many factors that cannot be predicted. However, the price (not including SCUSA’s or any affiliates’ customary bid-ask spreads) at which SCUSA or any affiliate would offer to buy or sell the Buffered PLUS immediately after the pricing date in the secondary market is expected to exceed the initial estimated value of the Buffered PLUS as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that SCUSA may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, SCUSA and its affiliates intend, but are not required, to make a market for the Buffered PLUS and may stop making a market at any time. For more information about secondary market offers and the initial estimated value of the Buffered PLUS, see “Risk Factors” herein.

Prohibition of sales to EEA retail investors:
The Buffered PLUS are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the Buffered PLUS or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Buffered PLUS or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of sales to United Kingdom retail investors:
The only categories of person in the United Kingdom to whom this document may be distributed are those persons who (i) have professional experience in matters relating to investments falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion)

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Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Order 2005 (as amended, the “Financial Promotion Order”)), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons in (i)-(iii) above together being referred to as “Relevant Persons”). This document is directed only at Relevant Persons and must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this document relates is available only to Relevant Persons and will be engaged in only with Relevant Persons. This document may only be provided to persons in the United Kingdom in circumstances where section 21(1) of FSMA does not apply to BNS. The Buffered PLUS are not being offered to “retail investors” within the meaning of the Packaged Retail and Insurance-based Investment Products Regulations 2017 and accordingly no Key Information Document has been produced under these regulations.

Validity of the Buffered PLUS:
In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special counsel to BNS, when the Buffered PLUS offered by this pricing supplement have been executed and issued by BNS and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the Buffered PLUS will be valid and binding obligations of BNS, enforceable against BNS in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Osler, Hoskin & Harcourt LLP, Canadian legal counsel for BNS, in its opinion expressed below. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the Buffered PLUS, authentication of the Buffered PLUS and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP dated February 28, 2022 filed with the SEC as an exhibit to the Current Report on Form 6-K on March 1, 2022.
In the opinion of Osler, Hoskin & Harcourt LLP, the issue and sale of the Buffered PLUS has been duly authorized by all necessary corporate action of BNS in conformity with the Indenture, and when the Buffered PLUS have been duly executed, authenticated and issued in accordance with the Indenture, and delivered against payment therefor, the Buffered PLUS will be validly issued and, to the extent validity of the Buffered PLUS is a matter governed by the laws of the Province of Ontario or the federal laws of Canada applicable therein, will be valid obligations of BNS, subject to the following limitations (i) the enforceability of the Indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, preference, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the Indenture may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction; (iii) pursuant to the Currency Act (Canada) a judgment by a Canadian court must be awarded in Canadian currency and that such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and (iv) the enforceability of the Indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the Indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein. In addition, this opinion is subject to customary assumptions about the Trustees’ authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated December 27, 2021, which has been filed as Exhibit 5.2 to BNS’ Form F-3/A filed with the SEC on December 27, 2021.

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